Exhibit 10.291

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is entered into and executed as of December 28, 2012, by and between CHP ACQUISITION COMPANY LLC, an Ohio limited liability company (“Pledgor”), and AdCare Health Systems, Inc., an Ohio corporation (“Pledgee”).

WITNESSETH:

WHEREAS, Pledgor is the owner of one hundred percent (100%) of the ownership interest in H & H OF VANDALIA LLC, an Ohio limited liability company (the “Interest”), which Interest is to be pledged to Pledgee; and

WHEREAS, Pledgor has executed and delivered to Pledgee a Promissory Note of even date herewith in the original principal amount of Three Million Six Hundred Thousand Dollars ($3,600,000) (the “Note”) evidencing certain obligations due to Pledgee as set forth therein between Pledgor and Pledgee (the “Loan”); and

WHEREAS, it is a condition precedent and material inducement to the credit extended and represented by the Note that Pledgor shall have executed and delivered this Agreement to Pledgee granting a continuing security interest to Pledgee in the Interest to secure the obligations of Pledgor to Pledgee.

NOW, THEREFORE, in consideration of the above, the parties hereto agree as follows:

1. Pledge. Pledgor hereby pledges, assigns and delivers to Pledgee by blank Assignment of Membership Interest, the Interest, and grants to Pledgee a first lien thereon and perfected first security interest therein and in all certificates, units, options, rights and other noncash distributions issued in addition to, in substitution or exchange for, or on account of the Interest(collectively, the “Collateral”). Pledgee shall have all of the rights, remedies and recourses with respect to the Collateral afforded to a secured party under the Uniform Commercial Code, in addition to any other rights, remedies, and recourses afforded to Pledgee by this Agreement. Pledgee shall hold the Collateral as security for Pledgor’s obligations to Pledgee pursuant to the Note.

2. Dividends and other Distributions With Respect to the Interest. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive (i) any unit or certificate or other security representing a dividend or other noncash distribution with respect to the Interest (including without limitation any certificate or other security issued in connection with a reclassification, increase or reduction of capital or issued in connection with any reorganization of the entity in which the Interest is held by Pledgor), or (ii) any option or rights, whether in addition to, in substitution of, or in exchange for any of the Interest, or otherwise, Pledgor agrees to accept the same as Pledgee’s agent and to hold the same in trust on behalf of and for the benefit of Pledgee in the exact form received, with the endorsement by Pledgor when necessary and/or appropriate of undated assignment of membership interest duly executed in blank, to be held by Pledgee subject to the terms hereof as additional Collateral. Any sums paid upon or in respect of the Interest upon the liquidation or dissolution of any entity in which the Interest is held by Pledgor shall be paid over to Pledgee to be held as additional Collateral; and in case any distribution of capital shall be made on or in respect of the Interest, or any property shall be distributed on or with respect to the Interest pursuant to the recapitalization or reclassification of such entity in which the Interest is held by Pledgor capital, or pursuant to the reorganization of the entity, the property so distributed shall be delivered to Pledgee to be held as additional Collateral. All sums of money and property so paid or distributed in respect of the Interest which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Collateral. Notwithstanding the above, unless and until an Event of Default has occurred, Pledgor shall have the right to receive all reasonable cash dividends and distributions with respect to the Interest.

3. Voting Rights. During the term of this Agreement and so long as an Event of Default, as hereinafter defined, has not occurred, the Interest may be voted by Pledgor. Notwithstanding the foregoing, during the term of this Agreement Pledgor may not vote the Interest for any of the following actions, or otherwise allow or permit any of the following actions to be taken, without the prior written consent of Pledgee:

(a) issuance by the entity in which the Interest is held by Pledgor of any additional Interest or other securities of any class or form.

(b) redemption of any of the Interest or any other equity securities in the entity in which the Interest is held by Pledgor owned by any party other than Pledgee.

(c) sale, transfer, hypothecation, or other disposition of all or substantially all of the assets of the entity in which the Interest is held by Pledgor or of any equity securities in the entity in which the Interest is held by Pledgor owned by any party other than Pledgee.

(d) liquidation, merger, consolidation, recapitalization or other form of reorganization involving the entity in which the Interest is held by Pledgor.

(e) transfer or cancellation of any permits or licenses used by the entity in connection with the business of the entity.

(f) failure to comply with any requirements necessary to maintain licensure to operate a skilled nursing facility by the entity in which Pledgor owns the Interest.

4. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee as follows:

(a) Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Interest, subject to no lien, pledge, charge, encumbrance, security interest, or adverse claims or rights whatsoever, except the lien, pledge, and security interest created by this Agreement;

(b) The Interest has been duly and validly issued, is fully paid and non-assessable,

has been fully paid for by Pledgor and constitutes the ownership percentage of the issued and outstanding membership/ownership interests of the entity in which the Interest is held by Pledgor;

(c) The pledge, assignment and delivery of the Collateral pursuant to this Agreement creates a valid first lien on and a perfected first priority security interest in such Collateral, and the proceeds thereof, subject to no prior lien, pledge, charge, encumbrance or security interest;

(d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof will (i) contravene any provision of any law, statute, rule or regulation to which Pledgor is subject or any judgment, decree, award, franchise, order or permit applicable to Pledgor or the entity in which the Interest is held by Pledgor, or (ii) conflict with, be inconsistent with, or result in a breach of any of the terms, covenants or provisions of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon the Interest (other than the lien and security interest contemplated by this Agreement), pursuant to the terms of any note, indenture, mortgage, deed of trust, agreement or other instrument to which Pledgor or the entity in which the Interest is held by Pledgor is a party or by which any of them may be bound or subject;

(e) Pledgor has full power and authority to execute, deliver and perform this Agreement and to pledge and deliver the Collateral;

(f) This Agreement constitutes the valid and binding obligation of Pledgor enforceable in accordance with its terms.

5. Covenants of Pledgor. Pledgor covenants and agrees that so long as any amounts due to Pledgee pursuant to the Note have not been received in full by Pledgee, Pledgor will perform and observe each and all of the following covenants, and to cause the entity in which the Interest is held by Pledgor to conform with (a) — (h) below, by exercising Pledgor’s voting rights and management rights in a manner consistent with this Section 5, unless otherwise agreed to in writing by Pledgee in its sole discretion:

(a) To permit Pledgee, or its representatives, upon reasonable notice given by Pledgee, to review the books and records of the entity in which the Interest is held by Pledgor.

(c) Pledgor will not consent to allow the entity in which the Interest is held by Pledgor, directly or indirectly, to sell, transfer, or otherwise dispose of all or substantially all of its properties or assets, or consolidate with, merge or liquidate into, any other corporation or entity, or permit any other corporation or entity, to consolidate with, merge, or liquidate into such entity.

(d) Pledgor will use Pledgor’s best efforts to cause the entity in which the Interest is held by Pledgor to maintain, with financially sound and reputable insurers, insurance with respect to its business and properties against loss and damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated and in amounts of not less than the full replacement value for property damage.

(e) Pledgor will use its best efforts to cause the entity in which the Interest is held by Pledgor to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its properties or assets or in respect of its franchise, business, income or profits before the same becomes delinquent, except that, unless and until foreclosure, distraint, sale or other similar proceedings have been commenced, no such charge need be paid if contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles, shall have been made therefor.

(f) Pledgor shall at no time cause or permit the transfer or conveyance, in any manner, of the Interest or any of the Collateral to any party or entity, provided, however, that Pledgor may grant to Huntington National Bank, a subordinate security interest in the Collateral.

(g) Pledgor will defend Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons or entities.

(h) Pledgor shall execute and deliver or cause to be executed and delivered to Pledgee now, and at any time or times hereafter at the request of Pledgee, all documents, instruments, letters of direction, notices, reports, acceptance receipts, financing statements, consents, waivers, affidavits and certificates as Pledgee may reasonably request, in a form satisfactory to Pledgee, to perfect and maintain a perfected first lien and security interest granted by Pledgor pursuant to this Agreement, and in order to consummate fully all of the transactions contemplated hereunder.

6. Payment of Note. Upon full payment of principal and interest on the Note, Pledgee shall transfer to Pledgor all of the Collateral, and this Agreement shall terminate.

7. Events of Default. Pledgor shall be in default under the terms of this Agreement on the happening of any one or more of the following, each of which shall be considered an “Event of Default”:

(a) Nonpayment of any portion of the principal or interest of the Note when due and a continuance thereof for a period of ten (10) days or more;

(b) The occurrence of any breach or any other event or circumstance which would permit the acceleration of the payment of the Note;

(c) The members, officers, or appropriate governing body of the entity in which the Interest is held by Pledgor, adopting a resolution to dissolve or liquidate such entity, to sell all or substantially all of such entity’s assets or to authorize or request approval of the members of such entity of any merger, reorganization or other recapitalization of such entity in any manner;

(d) The institution of bankruptcy, receivership, or insolvency proceedings by or against the entity in which the Interest is held by Pledgor, Pledgor or any subsidiary of such entity;

(e) The entity in which the Interest is held by Pledgor, any of its subsidiaries, or Pledgor making an assignment for the benefit of creditors or otherwise admitting in writing an inability to pay debts as they become due;

(f) The entity in which the Interest is held by Pledgor, any of its subsidiaries, or Pledgor filing any petition or answer seeking for itself or themselves any reorganization, rearrangement, composition or readjustment of their debts; or

(g) The occurrence of any material breach by the entity in which the Interest is held by Pledgor or Pledgor of any warranty, representation, covenant or obligation contained in this Agreement or the Note.

8. Rights of Pledgee Upon an Event of Default. Upon the occurrence of any Event of Default, Pledgee, may, at its option:

(a) Declare the entire balance of principal and accrued interest on the Note immediately due and payable; and

(b) Proceed to exercise all rights with respect to the Collateral of a secured creditor under the Uniform Commercial Code as adopted in the State of Ohio, including, without limitation, rights to liquidate and sell the Collateral at public or private sale, in any commercially reasonable manner. At any such sale, the Collateral may be sold in whole, or in part, by single or separate contracts, and upon such terms and conditions as Pledgee deems appropriate in the circumstances. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, reasonable notification of the time and place of any public sale or reasonable notification of the time after which any private sale or other intended disposition is to be made shall be sent by Pledgee to Pledgor at the address designated in Paragraph 9, unless Pledgor has signed after default a statement renouncing or modifying its right to notification of sale. For this purpose, notification shall be deemed reasonable if given in the manner provided in Paragraph 9, at least ten (10) days prior to the day of any such sale. Pledgee shall be entitled to participate in the public sale and purchase the Collateral at any such sale on terms no less favorable than the highest qualified, competing bid from a third party. Pledgor’s rights shall further include, without limitation, the authority (hereby granted) to cause the Interest to be transferred into Pledgee’s own name, or the name of Pledgee’s nominee, and shall be entitled to exercise all rights and privileges in connection with said Interest by virtue of being the holder of record thereof. In this connection, Pledgor acknowledges that it has delivered to Pledgee a duly executed Assignment of Membership Interest in the form attached hereto as Exhibit A to convey the Interest to Pledgee upon the occurrence of an Event of Default which is not cured within any applicable grace periods. Pledgee shall not be liable for failure to collect or realize upon the Collateral security or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. Pledgee may exercise any and all right of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Interest as if Pledgee was the absolute owner thereof, all without any liability on the part of Pledgee.

Upon enforcement of this Agreement following the occurrence of an Event of Default, any Interest or Interests or the net proceeds from the disposition thereof (after deducting all reasonable costs and expenses incurred by Pledgee in connection therewith or incurred in connection with the care and safekeeping of the Collateral) (and after the payment by Pledgee of any other amount required to be paid by any provision of law) shall be applied to the payment in whole or in part of the Note. Pledgee shall account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against Pledgee arising out of the repossession, retention or sale of the Interest, except for those arising out of the gross negligence or willful misconduct of Pledgee or the failure of Pledgee to comply with any express obligation hereunder to Pledgor including the accounting for the surplus, if any, to the Pledgor as contemplated by the immediately preceding sentence. All surplus funds, if any, shall be paid to such Persons as are entitled under applicable law. If the proceeds of sale are not sufficient to satisfy the unpaid principal and accrued interest under the Note and the expenses of sale, Pledgor shall remain liable for any deficiency.

9. Notice. Any notice, request, consent or demand hereunder shall be in writing and shall be deemed to have been given when mailed by first class, registered or certified mail, postage prepaid, return receipt requested, or when delivered personally, as follows:

(a) If to Pledgee, to:

CHP Acquisition Company LLC

4100 Regent Street, Suite F

Columbus, Ohio 43219

Attn: Roger C. Vincent, Manager

With a copy to:

Scot C. Crow, Esq.

Roetzel & Andress

155 East Broad Street, 12th Floor

Columbus, Ohio 43215

(b) If to Pledgor:

AdCare Health Systems, Inc.

Two Buckhead Plaza, Suite 355

Atlanta, Georgia 30305

Attn: Chief Financial Officer

With a copy to:

Gregory P. Youra, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800

Atlanta, Georgia 30339

or, in each case, to such other address as hereafter shall be furnished as provided in this paragraph by Pledgor or Pledgee to the other.

10. Modification. No provision herein may be modified, amended or waived except by written agreement signed by all the parties hereto.

11. Binding on Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties, their heirs, executors and administrators, successors, and assigns.

12. Headings. Subject headings are included for convenience purposes only and shall have no effect in the interpretation of this Agreement.

13. Waiver. No waiver of a breach or violation of any provision of this Agreement shall operate or be construed as a waiver of any subsequent breach.

14. Entire Agreement. This document constitutes the entire agreement of the parties and supersedes any and all other agreements, oral or written, with respect to the subject matter contained herein.

15. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same agreement.

16. Termination of Agreement. This Agreement, and all obligations of the Pledgor hereunder, shall terminate upon payment in full of the Note, and all right, title and interest of Pledgee in and to the Collateral shall revert to the Pledgor and its successors and assigns. Upon the termination of Pledgee’s security interest and the release of the Collateral Pledgee will promptly, (a) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of such security interest or the release of the Collateral, and (b) deliver or cause to be delivered to the Pledgor all property of Pledgor then held by Pledgee or any nominee thereof.

17. Choice of Laws. This Agreement shall be governed by and be construed in accordance with the law of the State of Ohio, without regard to the principles of conflicts of law thereof.

18. Severability. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall attach only to such clause or provision or part thereof and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

19. Further Assurances. Pledgor agrees that at any time and from time to time upon the request of Pledgee, Pledgor will execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement including without limitation reasonable assistance to Pledgee with respect to the transfer of Pledgor’s provider numbers to any entity directed by Pledgee as reasonably necessary to permit Pledgee to exercise its remedies under this Agreement in connection with an Event of Default.

20. Incorporation by Reference. All documents specifically named herein shall be deemed to be incorporated herein by any reference thereto as if fully set out herein.

21. No Third Party Beneficiaries. Nothing contained herein shall create any rights for the benefit of any third party.

[INTENTIONAL SHORT PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement under seal as of the date set forth above.

PLEDGOR:		PLEDGEE:

CHP ACQUISITION COMPANY LLC,		ADCARE HEALTH SYSTEMS, INC.
an Ohio limited liability company		an Ohio corporation

By:	/s/ Roger C. Vincent	By:
	Roger C. Vincent, Manager	Name:
Title:

SIGNATURE PAGE

Pledge and Security Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement under seal as of the date set forth above.

PLEDGOR:	PLEDGEE:

CHP ACQUISITION COMPANY LLC,	ADCARE HEALTH SYSTEMS, INC.
an Ohio limited liability company	an Ohio corporation

By:	By:	/s/ Boyd P. Gentry
Roger C. Vincent, Manager	Name:	Boyd P. Gentry
	Title:	Chief Executive Officer

SIGNATURE PAGE

Pledge and Security Agreement